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                                                                     EXHIBIT 5.1


                        [Letterhead of McGuireWoods LLP]


                               February 20, 2001

Board of Directors
Dominion Resources, Inc.
120 Tredegar Street
Richmond, VA 23219

Ladies and Gentlemen:

     Reference is made to your Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the Registration Statement) in connection with the registration under the Securities Act of 1933, as amended (the Securities Act) of up to U.S. $2,000,000,000 aggregate offering price of certain Common Stock, Preferred Stock, Senior Debt Securities, Junior Subordinated Debentures, Trust Preferred Securities and Related Guarantee, Agreement as to Expenses and Liabilities Stock Purchase Contracts and Stock Purchase Units and any similar securities that may be registered pursuant to any subsequent related registration statement that the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act (collectively, the Securities). In connection with the offering of the Securities, you have requested our opinion with respect to the matters set forth herein.

     In connection with the delivery of this opinion, we have examined originals or copies of the articles of incorporation and bylaws of the Company, the Registration Statement and the exhibits thereto, certain resolutions adopted or to be adopted by the Board of Directors, orders of and applications to the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, the forms of certificates representing the Securities and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Securities. With respect to certain factual matters, we have relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing such documents.
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     Based on such examination and review, and subject to the foregoing, we are of the opinion that

     1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia, and has the corporate power to conduct its business as now conducted and to issue the Securities of which the Company is the issuer.

     1. When the Registration Statement, as it may be amended, and any related registration statements filed pursuant to Rule 462(b) under the Securities Act have become effective under the Securities Act, and any applicable state securities or Blue Sky laws and the Public Utility Holding Company Act have been complied with, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Securities of which the Company is the issuer will be valid and binding obligations of the Company.

     This opinion is limited to the laws of the United States of America, the Commonwealth of Virginia and the State of New York, and we have not considered, and we express no opinion as to, the laws of any other jurisdiction.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the statements made with regard to our firm under the caption "LEGAL OPINIONS" appearing in the prospectus that is a part of the Registration Statement, and in any supplements thereto and any related registration statements filed pursuant to Rule 462(b) under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,

                              /s/McGuireWoods LLP

                              McGuireWoods LLP